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                                                                     Exhibit 5.1
                          [Porter & Hedges Letterhead]

                                 July 11, 2000


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


     Re: Post-Effective Amendment No. 2 to Registration Statement No. 333-33127 on Form S-8 for the Midcoast Energy Resources, Inc. 1996 Incentive Stock Plan and 1997 Non-Employee Director Stock Option Plan

Gentlemen:

     We have acted as counsel to Midcoast Energy Resources, Inc., a Texas corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of Post-Effective Amendment No. 2 to Registration Statement No. 333-33127 on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). Post-Effective Amendment No. 2 relates to the adoption of the Registration Statement by the Company pursuant to Rule 414 of the Securities Act and to up to 600,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), that may be issued by the Company from time to time under the Company's 1996 Incentive Stock Plan and 1997 Non-Employee Director Stock Option Plan (collectively, the "Plans").

     We have examined the Plans and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

     Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery as contemplated by the Plans, be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

     This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,

                                    /s/ PORTER & HEDGES, L.L.P.

                                    Porter & Hedges, L.L.P.